                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                            BITWISE DESIGNS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              BITWISE DESIGNS, INC.
                                Technology Center
                            Rotterdam Industrial Park
                              Schenectady, NY 12306



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                         To Be Held on January 15, 1999



To the Stockholders of
BITWISE DESIGNS, INC.



         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BITWISE DESIGNS, INC. (the "Corporation") will be held at The Desmond Hotel, 660 Albany-Shaker Road, Albany, New York on January 15, 1999 at 11:00 a.m. New York time, for the following purposes:

         1. Electing six (6) members to the Corporation's Board of Directors;

         and to transact such other business as may properly be brought before the meeting or any adjournment thereof.

         The close of business on December 1, 1998 has been fixed as the Record Date for the determination of Stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

         You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Corporation, in writing, prior to the Annual Meeting of Stockholders.


                                             By Order of the Board of Directors,

                                             Ira C. Whitman, Secretary

         Dated: December 7, 1998

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                              BITWISE DESIGNS, INC.
                                Technology Center
                            Rotterdam Industrial Park
                              Schenectady, NY 12306


                               PROXY STATEMENT FOR

                         Annual Meeting of Stockholders
                         To Be Held on January 15, 1999


         This Proxy Statement and the accompanying form of proxy have been mailed on or about December 15, 1998 to the Stockholders of record of shares of Common Stock and Series A Preferred Stock on December 1, 1998 of BITWISE DESIGNS, INC., a Delaware corporation (the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:00 a.m. at the Desmond Hotel, 660 Albany-Shaker Rd., Albany, New York, on Friday, January 15, 1999 and at any adjournment thereof.



                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES



         On December 1, 1998 (the "Record Date"), there were 7,382,663 shares of Common Stock, par value $.001 par value ("Common Stock") and 200 shares of Series A Preferred Stock, $.10 par value, issued and outstanding. Only holders of Common Stock and Series A Preferred Stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. Each share of Common Stock and each share of Series A Preferred Stock is entitled to one (1) vote on each matter submitted to Stockholders. SHARES OF THE CORPORATION'S COMMON STOCK AND SERIES A PREFERRED STOCK REPRESENTED BY AN EFFECTIVE PROXY IN THE ACCOMPANYING FORM WILL, UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED IN THE PROXY, BE VOTED FOR THE ELECTION OF THE SIX (6) PERSONS NOMINATED BY THE BOARD OF DIRECTORS.

         Any proxy may be revoked at any time before it is voted. A Stockholder may revoke a Proxy by notifying the Secretary of the Corporation either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a Proxy bearing a later date or by voting in person at the Annual Meeting. Election of Directors is by plurality vote, with the six (6) nominees receiving the highest vote totals to be elected as Directors of the Corporation. Accordingly, abstentions and broker non-votes will not affect the outcome of the Election of Directors.

         The Corporation will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the Corporation's Common Stock and Series A Preferred Stock held of record by such persons, and the Corporation may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

         The Annual Report to Stockholders for the fiscal year ended June 30, l999, including financial statements, accompanies this Proxy Statement.

         The principal executive offices of the Corporation are located at Technology Center, Rotterdam Industrial Center, Schenectady, New York 12306. The Corporation's telephone number is (518) 356-9740.

INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Corporation has selected PricewaterhouseCoopers, LLP Certified Public Accountants, as independent accountants of the Corporation for the fiscal year ending June 30, l999. Stockholders are not being asked to approve such selection because such approval is not required. The audit services provided by PricewaterhouseCoopers, LLP consisted of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of PricewaterhouseCoopers, LLP are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and answer appropriate questions.

                   VOTING SECURITIES AND SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The securities entitled to vote at the meeting are the Corporation's Common Stock, $.001 par value and Series A Preferred Stock, $.10 par value per share. Each share of Common Stock and Series A Preferred Stock entitles its holder to one vote on each matter submitted to Stockholders, voting together as a single class. As of the Record Date, there were 7,382,663 shares of Common Stock and 200 shares of Series A Preferred Stock issued and outstanding.

         Under the terms of the Series A Preferred Stock, no shares of Series A Preferred Stock may be issued to any persons other than John Botti and Ira Whitman, currently President and Secretary, respectively of the Corporation. Additionally, the holders of the Series A Preferred Stock, voting as a separate class, have the sole right to elect a majority of the Board of Directors, and to remove any such directors elected by the holders of the Series A Preferred Stock. The Series A Preferred Stock are deemed automatically canceled upon the occurrence of any of the following (i) the death of the holder; (ii) the voluntary termination of employment by the holder; (iii) the voluntary resignation by a holder from the Board of Directors; or (iv) the failure by such holder to own, beneficially, as determined under Regulation 13d-3 of the Exchange Act of 1934, at least 5% of the issued and outstanding Common Stock of the Corporation.

         The following table sets forth certain information as of December 6, 1998 with respect to (i) each director and each executive officer, (ii) and all directors and officers as a group, and (iii) the persons (including any "group" as that term is used in Section l3(d)(3) of the Securities Exchange Act of
l934), known by the Corporation to be the beneficial owner of more than five (5%) percent of the Corporation's Common Stock and Series A Preferred Stock.

                                                           AMOUNT AND NATURE
TYPE OF                  NAME AND ADDRESS OF               OF BENEFICIAL              PERCENTAGE
CLASS                    BENEFICIAL HOLDER                 OWNERSHIP (1)              OF CLASS
Common                  John T. Botti                         944,683 (2)               10.6%
                        c/o BitWise Designs
                        Rotterdam Industrial Park
                        Schenectady, NY  12306

Common                  Ira C. Whitman                        667,239 (3)                7.5%
                        c/o BitWise Designs
                        Rotterdam Industrial Park
                        Schenectady, NY  12306

Common                  Steven Kriegsman                       20,000 (4)                 .2%
                        c/o BitWise Designs
                        Rotterdam Industrial Park
                        Schenectady, NY  12306

Common                  Dennis Bunt                            99,216 (5)                1.1%
                        c/o BitWise Designs, Inc.
                        Rotterdam Industrial Park
                        Schenectady, New York  12306

Common                  Donald J. Payne                       170,000 (6)                1.9%
                        c/o BitWise Designs, Inc.
                        Rotterdam Industrial Park
                        Schenectady, New York  12306

Common                  J. Edward Sheridan                     70,000 (7)                 .8%
                        Sheridan Management Co.
                        421 Sasco Hill Rd.
                        Fairfield, CT  06430

Common                  Charles Johnston                       20,000 (4)                 .2%
                        c/o BitWise Designs, Inc.
                        Rotterdam Industrial Park
                        Schenectady, New York  12306

Common                  Edward N. Patrone                      20,000 (4)                 .2%
                        c/o BitWise Designs, Inc.
                        Rotterdam Industrial Park
                        Schenectady, New York  12306

Series A                John T. Botti                             100 (8)                 50%
Preferred Stock         c\o BitWise Designs, Inc.
                        Rotterdam Industrial Park
                        Schenectady, N.Y.  12306

Series A                Ira C. Whitman                            100 (9)                 50%
Preferred Stock         c/o BitWise Designs, Inc.
                        Rotterdam Industrial Park
                        Schenectady, N.Y.  12306

Directors/Officers as a group
(2) (3) (4) (5) (6) (7) (8) (9)                             2,011,338                   22.4%





         (1) Unless otherwise indicated below, each director, officer and 5% shareholder has sole voting and sole investment power with respect to all shares that he beneficially owns.

         (2) Includes vested stock options to purchase 710,185 shares of Common Stock.

         (3) Includes vested stock options to purchase 435,185 shares of Common Stock.

         (4)      Includes vested options to purchase 20,000 shares of Common
                  Stock.

         (5) Includes vested options to purchase 97,333 shares of Common Stock and excludes nonvested options to purchase 6,667 shares of Common Stock. Includes 1,000 shares of Common Stock owned by Mr. Bunt's wife.

         (6) Includes options to purchase 70,000 shares of Common Stock. Also includes warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.5625 per share.

         (7)      Includes vested options to purchase 70,000 shares of Common
                  Stock.

         (8) See footnote (2). Each share of Series A Preferred Stock is entitled to one (1) vote per share.

         (9) See footnote (3). Each share of Series A Preferred Stock is entitled to one (1) vote per share.

                                CERTAIN REPORTS

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission ("SEC") reports of ownership and reports of changes in ownership of common stock and other equity securities of the Corporation. Officers, Directors and greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports received by the Company, the Company believes that during the fiscal year ended June 30, 1998, all officers, directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements during the 1998 fiscal year.

                            I. ELECTION OF DIRECTORS

         The precise number of persons on the Board of Directors is determined by the Board of Directors which has set the number at six (6) persons. The Board of Directors currently consists of seven (7) members elected for a term of one year and until their successors are duly elected and qualified.

         The affirmative vote of a plurality of the outstanding shares of Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

         The following table sets forth certain information as of December 6, 1998 with respect to the directors and executive officers of the Corporation, including the six (6) nominees who will be selected at the l999 Annual Meeting.


         NAME                       AGE     OFFICE
         John T. Botti              34      President, Chief Executive Officer and Chairman of the Board
         Ira C. Whitman             35      Senior Vice-President--Research and Development, Secretary and Director
         Steven A. Kriegsman        55      Director
         J. Edward Sheridan         61      Director
         Charles C. Johnston        62      Director
         Edward N. Patrone          62      Director



         All directors hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualify. Officers are elected annually by, and serve at the discretion of, the Board of Directors. There are no familial relationships between or among any officers or directors of the Corporation.

         In connection with the Company's private placement through Whale Securities Co., L.P. ("Whale"), completed in December 1995, the Company granted Whale the right to nominate one person to the Company's Board of Directors, or in the alternative, a person to attend meetings of the Board of Directors. Whale has selected Steven Kriegsman as its representative on the Board.

         John T. Botti, a co-founder, has served as President, Chief Executive Officer and Director since the incorporation of the Company in August 1985. Mr. Botti graduated from Rensselaer Polytechnic Institute ("RPI") with a B.S. degree in electrical engineering in 1994 with a concentration in computer systems design and in 1996 earned a Master of Business Administration degree from RPI.

         Ira C. Whitman, a co-founder, is Senior Vice-President of Research and Development and a Director of the Company since the incorporation of the Company in August 1985. Mr. Whitman graduated from RPI in 1984 with a B.S. in Computer and Systems Engineering and in 1990 he earned a Masters in Engineering from RPI.

         J. Edward Sheridan joined the Board of Directors in June, 1992. From 1985 to the present, Mr. Sheridan served as the President of Sheridan Management Corp. From 1975 to 1985, Mr. Sheridan served as the Vice President of Finance and Chief Financial Officer of AMF. From 1973 to 1975, he was Vice President and Chief Financial Officer of Fairchild Industries. From 1970 to 1973 he was the Vice President, Corporate Finance of F.S. Smithers. From 1967 to 1970 Mr. Sheridan was the Director of Acquisitions of Westinghouse Electric. From 1964 to 1967 he was employed by Corporate Equities, Inc., a venture capital firm, Mr.Sheridan holds an M.B.A. from Harvard University and a B.A. from Dartmouth College.

         Steven A. Kriegsman joined the Board of Directors in December, 1997. In 1989, Mr. Kriegsman founded The Kriegsman Group, a private financial consulting services firm and has served as its President since such time. In 1981 Mr. Kriegsman co-founded ANA Financial Services, Inc., a holding company engaged, through its subsidiaries, in securities brokerage, financial planning and investment advisory services and franchising of certified public accountants. Mr. Kriegsman served as Chairman and Chief Executive Officer of ANA Financial until 1989. Mr. Kriegsman is a former Certified Public Accountant. Mr. Kriegsman holds a B.S. from New York University.

         Charles C. Johnston joined the Board of Directors in December, 1997. Mr. Johnston has been the Chairman of Ventex Technology, Inc., a privately-held neon light transformer company, since July 1993. Mr. Johnston has also served as Chairman of AFD Technologies, a private corporation since 1994 and J&C Resources a private corporation, a position that he has held since 1987. Mr. Johnston serves as a Trustee of Worcester Polytechnic Institute ("WPI") and earned his B.S. degree from WPI in 1957.

         Edward N. Patrone joined the Board of Directors in December, 1997. From May 1991 to December 1996, Mr. Patrone was a senior consultant to Alco Standard Corporation, a company formerly listed on the New York Stock Exchange and which was engaged in the marketing and distribution of paper and office products. Alco Standard has since then been restructured into two separate New York Stock Exchange companies, Ikon Office Solutions and the Unisource Corporation. From 1979 through 1991 Mr. Patrone served as a member of Alco Standard's Board of Directors and its Executive Committee of the Board of Directors. From 1967 through 1991, Mr. Patrone served in various management capacities of Alco Standard, including President and Chief Executive Officer of one of its subsidiaries from 1988 to 1991. Mr. Patrone also serves as a director of Global Imaging, Primesource Corp. and Compucon Corp.

         Donald J. Payne joined the Board of Directors in June 1992. Mr. Payne is not running for re-election as a Director at the 1999 Annual Meeting. On October 2, 1998, Mr. Payne resigned as Chief Operating Officer.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has three (3) Committees: Audit, Compensation and Executive Committee.

         Audit Committee. The members of the Audit Committee are J. Edward Sheridan, Edward Patrone and Charles Johnston. The Audit Committee acts to: (i) acquire a complete understanding of the Corporation's audit functions; (ii) review with management the finances, financial condition and interim financial statements of the Corporation; (iii) review with the Corporation's independent auditors the year-end financial statements; and (iv) review implementation with the independent auditors and management any action recommended by the independent auditors. During the fiscal year ended June 30, 1998, the Audit Committee met on one occasion.

         Executive Committee. The members of the Executive Committee are John Botti and Ira C. Whitman. The Executive Committee has all of the powers of the Board of Directors except it may not; (i) amend the Certificate of Incorporation or Bylaws; (ii) enter into agreements to borrow money in excess of $250,000;
(iii) grant security interests to secure obligations of more than $250,000; (iv) authorize private placements or public offerings of the Company's securities;
(v) authorize the acquisition of any major assets or business or change the business of the Corporation; or (vi) authorize any employment agreements in excess of $125,000. During the fiscal year ended June 30, 1998, the Executive Committee did not deem it necessary to meet.

         Compensation Committee. The members of the Compensation Committee are Steven Kriegsman, Edward Patrone and J. Edward Sheridan. The Compensation Committee functions include administration of the Corporation's 1992 Employee Stock Option Plan and Non-Executive Director Stock Option Plan and negotiation and review of all employment agreements of executive officers of the Corporation. During the fiscal year ended June 30, 1998, the Compensation Committee held one meeting.

MEETINGS OF THE BOARD OF DIRECTORS

         During the fiscal year ended June 30, 1998, the Board of Directors of the Company met on four (4) occasions and voted by unanimous written consent on one occasion. No member of the Board of Directors attended less than 75% of the aggregate number of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all Committees of the Board of Directors.

EXECUTIVE COMPENSATION

         The following table provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, paid by the Company during the years ended June 30, 1998, 1997 and 1996 to each of the named executive officers of the Company.

                           SUMMARY COMPENSATION TABLE
                              Annual Compensation

                                                                                                             LONG TERM
                                                                                                        COMPENSATION AWARDS
                                                                                                                   NO. OF SECURITIES
NAME AND PRINCIPAL                                                            OTHER ANNUAL       RESTRICTED           UNDERLYING
POSITION                            FISCAL YEAR       SALARY        BONUS     COMPENSATION      STOCK AWARD(S)       OPTIONS/ SARS
John Botti, Chairman,                   1998         $121,000(1)      0(1)      $ 1,702(2)             0(3)                 0
President and                           1997         $110,000         0         $ 1,415                0                    0
Chief Executive Officer                 1996         $ 90,000         0         $ 1,472                0                    0
Donald Payne                            1998         $100,000         0         $ 3,802(4)             0                    0
Chief Operating Officer,                1997         $100,000         0         $ 5,844                0                    0
President- DocStar Div.- Director       1996         $ 43,554         0         $42,729                0                100,000(5)

Footnotes to Compensation table:

(1) Pursuant to the terms of his employment agreement dated July 1, 1995, Mr. Botti is to receive a cash bonus each year during the term of agreement equal to 3% of the pre-tax profits of the Company, which criteria was not met in 1998, 1997 or 1996, therefore, no bonuses were issued. Additionally, Mr. Botti is entitled to receive $121,000 in salary per year. See "Employment Agreements."

(2) Includes: (i) for 1998, an automobile and expenses of $1,500 and the payment of premiums on term life insurance policy of $202; (ii) for 1997, an automobile and expenses of $1,213 and the payment of premiums on a term life insurance policy of $202; and (iii) for 1996, an automobile and expenses of $1,213 and the payment of premiums on a term life insurance policy of $259.

(3) No restricted stock awards were granted to Mr. Botti in fiscal 1998. Mr. Botti, however, owned 233,853 restricted shares of the Company's Common Stock on June 30, 1998, the market value of which was approximately $423,859 on such date, without giving effect to the diminution in value attributed to the restriction on such shares.

(4) Includes (i) for fiscal year 1998 includes personal automobile expenses of $3,600 and $202 for premiums on a term life insurance policy; (ii) for fiscal year 1997 includes personal transportation of $5,642 and $202 for premiums on a term life insurance policy; (iii) for fiscal year 1996 includes personal automobile expenses of $1,177, the payment of premiums on a term life insurance policy of $84 and consulting fees of $41,468 which were paid prior to Mr. Payne being hired by the Company.

(5) On June 30, 1995, Mr. Payne was granted five-year warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.56 per share.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                POTENTIAL REALIZABLE VALUE
                                                                                  AT ASSUMED ANNUAL RATES       ALTERNATIVE TO
                                INDIVIDUAL GRANTS                                     OF STOCK PRICE              (f) AND (g)
                                                                               APPRECIATION FOR OPTION TERM    GRANT DATE VALUE

                   NUMBER OF       PERCENT OF
                  SECURITIES      TOTAL OPTION/
                  UNDERLYING     SARs GRANTED TO   EXERCISE OF
                  OPTION/SARs       EMPLOYEES      BASE PRICE   EXPIRATION                                        GRANT DATE
     NAME         GRANTED (#)    IN FISCAL YEAR      (S/Sh)        DATE            5% ($)        10% ($)        PRESENT VALUE $
      (a)             (b)              (C)             (d)          (e)              (f)           (g)                (h)

  John Botti        225,000           23.9%          $3.125       7/23/02          $35,156       $70,313
 Donald Payne       40,000            4.3%           $3.125       7/23/02          $6,250        $12,500

         No Stock Appreciation Rights were granted to any of the named executive officers during the last fiscal year.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES



         The following table contains information with respect to the named executive officers concerning options held as of the year ended June 30, 1998.



                                                                                   VALUE OF UNEXERCISED
                                                      NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                  SHARES ACQUIRED       VALUE      OPTIONS AS OF JUNE 30, 1998      AT JUNE 30, 1998(1)
     NAME           ON EXERCISE        REALIZED     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
  John T. Botti          0                --              710,185/125,000              133,747/31,250
 Donald Payne(2)         0                --              100,000/70,000                  25,000/0

         Footnotes:

         (1) Based upon the closing bid price ($1.8125 per share) of the Company's Common Stock on June 30, 1998 less the exercise price for the aggregate number of shares subject to the options.

         (2) Includes warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.5625 per share. The warrants were issued on June 30, 1995 and are exercisable over a five-year period.

EMPLOYMENT AGREEMENTS

         Effective July 1, 1995, the Company entered into a new employment agreement with Mr. Botti for a five year term ending June 30, 2000. The employment agreement provides for (i) annual compensation of $100,000 for the first year of the agreement, increasing by 10% in each of the second and third years; (ii) a bonus of 3% of the Company's pre-tax net income, with such additional bonuses as may be awarded in the discretion of the Board of Directors; (iii) the award of non-qualified stock options to purchase 600,000 shares of the Company's common stock at an exercise price of $1.5625 per share of which 100,000 vested in on June 30, 1995, 125,000 vested on June 30, 1996 and 125,000 vest on each of June 30, 1996, 1997, 1998 and 1999; (iv) certain insurance and severance benefits and (v) automobile and expenses.

         Effective June 30, 1995, the Company entered into a consulting agreement with Donald Payne pursuant to which Mr. Payne would provide certain services to the Company with respect to marketing and sales of its DocStar system. Pursuant to the agreement, Mr. Payne received compensation equal to $700 per diem and warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.5625 per share. Subsequently, in January 1996, Mr. Payne was hired as Chief Operating Officer of the Company and President of the DocStar Division. On October 2, 1998, Mr. Payne resigned as Chief Operating Officer.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the total cumulative return on the Company's common stock and the Nasdaq Composite Index (assuming reinvestment of dividends). The Company's common stock is listed for trading in the Nasdaq SmallCap Market under the trading symbol BTWS.

                      CUMULATIVE TOTAL SHAREHOLDER RETURN

                                   [GRAPH]

          Date      BitWise        NASDAQ        Peer Issuer
                              Composite Index
         6/30/94    $ 9,730      $ 10,029         $ 16,667
         6/30/95      3,514        13,359           37,500
         6/30/96     10,270        16,959           20,000
         6/30/97      6,554        20,637           15,000
         6/30/98      3,919        27,115           27,500


         Footnotes:

         (1) Assumes $10,000 was invested at June 30, 1993 in BitWise and each index presented.

         (2) The peer issuer has been chosen in good faith by management. Most of the Company's peers are divisions of large multi-national companies therefore a comparison is not meaningful, however management has chosen one peer issuer in a similar business, Filenet Corp.

COMPENSATION OF DIRECTORS

         Directors were compensated for their services during the last fiscal year in the amount of $5,000 annually. The Directors receive options to purchase 10,000 shares for each year of service under the Non-Executive Director Stock Option Plan ("Stock Options") and are reimbursed for expenses incurred in order to attend meetings of the Board of Directors. Directors also receive 20,000 Stock Options upon being elected to the Board.

STOCK OPTION PLANS

         In April 1992, the Company adopted the 1992 Employees Stock Option Plan (the "1992 Plan") which provided for the grant of options to purchase up to 600,000 shares of the Company's Common Stock. On January 26, 1995, the stockholders of the Company approved an amendment to the 1992 Plan to increase the number of shares of Common Stock available under the 1992 Plan to 3,000,000 shares. Under the terms of the 1992 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Code, or options which do not so qualify ("Non-ISOs"). As of June 30, 1998, there were outstanding 2,338,870 options under the 1992 Plan with exercise prices ranging from $.34 to $7.125.

         The 1992 Plan is administered by a Compensation Committee designated by the Board of Directors. The Compensation Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted. Whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option, shall be determined by the Committee. The Board or Committee shall have full authority to interpret the 1992 Plan and to establish and amend rules and regulations relating thereto.

         Under the 1992 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent stockholder (as defined in the 1992 Plan) such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISOs options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which become exercisable in any calendar year shall not exceed $100,000. The "fair market value" will be the closing NASDAQ bid price, or if the Company's Common Stock is not quoted by NASDAQ, as reported by the National Quotation Bureau, Inc., or a market maker of the Company's Common Stock, or if the Common Stock is not quoted by any of the above, by the Board of Directors acting in good faith.

         The Compensation Committee may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option.

         Unless sooner terminated, the 1992 Plan will expire in April, 2002.

         In April, 1992, the Board of Directors adopted the Non-Executive Director Stock Option Plan (the "Director Plan") which was approved by the Company's stockholders in May, 1992. With the approval of the shareholders, the Director Plan was amended in December, 1997. Options are granted under the Director Plan until April, 2002 to (i) non-executive directors as defined and
(ii) members of any advisory board established by the Company who are not full-time employees of the Company or any of its subsidiaries. The Director Plan provides that each non-executive director will automatically be granted an option to purchase 20,000 shares, upon joining the Board of Directors, and 10,000 shares on each September 1st thereafter, provided such person has served as a director for the 12 months immediately prior to such September 1st. Each eligible director of an advisory board will receive, upon joining the advisory board, and on each September 1st thereafter, an option to purchase 5,000 shares of the Company's Common Stock, providing such person has served as a director of the advisory board for the previous 12 month period.

         As of June 30, 1998, there are outstanding 140,000 options under the Director Plan with exercise prices from $2.781 to $5.125.

         The exercise price for options granted under the Director Plan is 100% of the fair market value of the Common Stock on the date of grant. The "fair market value" is the closing NASDAQ bid price, or if the Company's Common Stock is not quoted by NASDAQ, as reported by the National Quotation Bureau, Inc., or a market maker of the Company's Common Stock, or if the Common Stock is not quoted by any of the above by the Board of Directors acting in good faith. Until otherwise provided in the Stock Option Plan the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common Stock of the Company or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five years from the date of grant. The Director Plan is administered by a committee of the board of directors composed of not fewer than three persons who are officers of the Company (the "Committee"). The Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

         The By-Laws of the Corporation provide for indemnification of officers and directors of the Corporation to the greatest extent permitted by Delaware law for any and all fees, costs and expenses incurred in connection with any action or proceeding, civil or criminal, commenced or threatened, arising out of services by or on behalf of the Corporation, providing such officer's or director's acts were not committed in bad faith. The By-Laws also provide for advancing funds to pay for anticipated costs and authorizes the Board to enter into an indemnification agreement with each officer or director.

         In accordance with Delaware law, the Corporation's Certificate of Incorporation contains provisions eliminating the personal liability of directors, except for breach of a director's fiduciary duty of loyalty to the Corporation or to its stockholders, acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law, and in respect of any transaction in which a director receives an improper personal benefit. These provisions only pertain to breaches of duty by directors as such, and not in any other corporate capacity, e.g., as an officer. As a result of the inclusion of such provisions, neither the Corporation nor stockholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have an effective remedy against the challenged conduct.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Except as disclosed herein, the Company has not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of the Company's Common Stock.

         Mr. Botti has personally guaranteed the lease of the Company's facilities from Rotterdam Ventures, Inc. The Company may attempt to negotiate with this entity to cancel or limit the personal guarantee.

         For information concerning employment agreements with, and compensation of, the Company's executive officers and directors, see "MANAGEMENT -- Executive Compensation."

                              STOCKHOLDER PROPOSALS

    Proposals of Stockholders intended to be presented at the Corporation's year 2000 Annual Meeting of Stockholders must be received by the Corporation on or prior to September 17, 1999 to be eligible for inclusion in the Corporation's proxy statement and form of proxy to be used in connection with the year 2000 Annual Meeting of Stockholders.

                              FINANCIAL INFORMATION

         A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM l0-K FOR THE FISCAL YEAR ENDED JUNE 30, 1998 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO IRA C. WHITMAN, SECRETARY, BITWISE DESIGNS, INC. TECHNOLOGY CENTER, ROTTERDAM INDUSTRIAL PARK, SCHENECTADY, NY 12306. Each such request must set forth a good faith representation that as of December 1, 1998 the person making the request was the beneficial owner of Common Shares or Series A Preferred Stock of the Corporation entitled to vote at the Annual Meeting of Stockholders.

II.  OTHER BUSINESS

         As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                                              By Order of the Board of Directors

                                              Ira C. Whitman, Secretary

December 7, 1998

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                            BITWISE DESIGNS, INC.

              Annual Meeting OF Stockholders - January 15, 1999

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned hereby appoints John T. Botti and Ira C. Whitman, and each of them, proxies, with full power of substitution to each, to vote all shares of Common Stock, and Series A Preferred Stock of BITWISE DESIGNS, INC. owned by the undersigned at the Annual Meeting of Stockholders of BITWISE DESIGNS, INC. to be held on January 15, 1999 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote as follows:


1. ELECTION OF DIRECTORS

   For all nominees listed below               WITHHOLD AUTHORITY
   (except as marked to the                    To vote for all nominees
   contrary below)                [ ]          listed below               [ ]



(Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

  John T. Botti               Ira C. Whitman                  J. Edward Sheridan

Edward N. Patrone           Charles C. Johnston              Steven A. Kriegsman

and to vote upon any other business as may properly come before the meeting or any adjournment thereof, all as described in the Proxy Statement dated December 7, 1998, receipt of which is hereby acknowledged.

                               (Continued and to be signed on the reverse side)

          Either of the proxies or their respective substitutes, who shall be present and acting shall have and may exercise all the powers hereby granted.

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF SEVEN DIRECTORS UNLESS CONTRARY INSTRUCTIONS ARE GIVEN.

          Said proxies will use their discretion with respect to any other matters which properly come before the meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.

                          Dated:
                                -------------------------------, 1998

                          Signature(s):
                                       ---------------------------------------

                                       ---------------------------------------

(Please date and sign exactly as name appears at left. For joint accounts, each joint owner should sign, Executors, administrators, trustees, etc., should also so indicate when signing.)